UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2009

ZBB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N93 W14475 Whittaker Way Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is incorporated by reference to the information set forth in Item 5.02.

Item 1.02.

Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is incorporated by reference to the information set forth in Item 5.02.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2009, ZBB Energy Corporation (the “Company”) entered into a Resignation and Indemnification Agreement (the “Indemnification Agreement”) with Robert J. Parry, the Company’s president and chief executive officer.  Mr. Parry, who previously announced his intention to retire as the Company’s president and chief executive officer on January 2, 2010, agreed to resign as a member of the Company’s Board of Directors effective October 31, 2009 and take a leave of absence from his duties as an officer of the Company until his scheduled retirement date.  Mr. Parry’s actions were taken in connection with an internal investigation overseen by the Company’s Audit Committee.  The Company entered into the Indemnification Agreement with Mr. Parry to address a problem regarding the Company’s tax classification of Mr. Parry’s employment status and related withholding obligations.

The Indemnification Agreement provides that Mr. Parry shall indemnify and hold harmless the Company, its officers, directors and/or its affiliates from and against any and all liability or claims arising from assessments made by the Internal Revenue Service and/or the Wisconsin Department of Revenue for any tax which should have been withheld from any payments (collectively, the “Payments”) made to Mr. Parry and/or certain entities owned and/or controlled by Mr. Parry, including Battery Management Partnership Limited and Rosemount Investments, Ltd. (the “Assignees”).  In addition, if appropriate, Mr. Parry must personally, and if appropriate cause his Assignees to, file and/or amend any federal or state income taxes to report and pay any agreed upon tax arising from any Payments made to Mr. Parry and/or the Assignees.  In the event that Mr. Parry owes federal and/or state income tax, the Indemnification Agreement provides that the Company shall, upon Mr. Parry’s request, accelerate certain payments due under Mr. Parry’s employment agreement to allow him to pay such income tax.  If Mr. Parry does not promptly pay the Company any amounts due under the Indemnification Agreement, the Indemnification Agreement provides that the Company may offset any such amounts against any amounts otherwise due to Mr. Parry whether under his employment agreement or otherwise.  The Indemnification Agreement also provides that no further amounts are due from the Company to any Assignees and that Mr. Parry will terminate any and all agreements currently in effect between the Company and the Assignees.

On November 2, 2009, the Company appointed Paul F. Koeppe, age 60, who currently serves as an independent member of the Company’s Board of Directors, as the Company’s interim chief executive officer.  Mr. Koeppe will serve as interim chief executive officer pursuant to an Independent Contractor Agreement entered into between the Company and

Mr. Koeppe dated as of November 2, 2009 (the “Independent Contractor Agreement”).  Pursuant to the terms of the Independent Contractor Agreement, Mr. Koeppe will provide such consulting and management services as is customarily provided by a chief executive officer and he will report to the Company’s Board of Directors.  The Independent Contractor Agreement provides that the Company will indemnify Mr. Koeppe in his capacity as the Company’s interim chief executive officer to the same extent to which he would be entitled to indemnification under the Company’s by-laws if he were an officer as set forth in the by-laws.  Mr. Koeppe will receive $5,000 per week as compensation under the Independent Contractor Agreement.

Mr. Koeppe was president, chief executive officer and founder of Superconductivity, Inc., a manufacturer of superconducting magnetic energy storage systems from 1988 to 1997 when it was acquired by American Superconductor, an electricity solutions company.  He then served as executive vice president of strategic planning for American Superconductor until his retirement in 2001.  From 1993 to 1995, Mr. Koeppe was acting chief executive officer and chairman of the executive committee of the board of directors of Best Power, Inc., a supplier of uninterruptible power supply equipment.  Mr. Koeppe has also served as a member of the board of directors at Distributed Energy Systems Corp., a public company engaged in the business of creating and delivering products and services to the energy marketplace and also as a member of the board of directors at Northern Power Systems from 1998 to 2003 when Northern was acquired by Distributed Energy Systems Corp.  Mr. Koeppe also serves as a member of the board of directors of Incontact, a company specializing in the development and marketing of contact center software.  Prior to founding Superconductivity, Inc., Mr. Koeppe worked for Wisconsin Power and Light Company for 15 years in a variety of functions.  He earned a bachelor’s degree in business administration from Lakeland College and associate degrees in materials management and electrical power technology.

Also on November 2, 2009, the Company granted Mr. Koeppe an option under its 2007 Equity Incentive Plan to purchase 200,000 shares of the Company’s common stock (the “Option”).  Under the terms of the Director Nonstatutory Stock Option Agreement entered into between the Company and Mr. Koeppe on November 2, 2009 (the “Option Agreement”), the Option is exercisable at the closing price of the Company’s common stock on November 2, 2009 or $1.14 per share.  The Option is immediately vested and exercisable as to 100,000 shares covered by the Option, with the remaining 100,000 shares covered by the Option vesting and becoming exercisable on November 2, 2010, provided that Mr. Koeppe is still providing services as a director of the Company and has not resigned his position as the chairman of the Company’s Operating Committee on such vesting date.

The foregoing descriptions of the Indemnification Agreement, the Independent Contractor Agreement and the Option Agreement are qualified in their entirety by reference to each of the agreements filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated by reference into this Item 5.02.

Item 8.01

Other Events.

The Company announced that the 2009 Annual Meeting of Shareholders originally scheduled to be held on November 4, 2009 (the “Annual Meeting”) will be adjourned to Monday, November 16, 2009 at 10:00 a.m., local time, at the Company’s headquarters at N93

W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.  The purpose of the planned adjournment is to provide the Company’s shareholders with sufficient time to review a forthcoming proxy supplement containing information regarding, among other things, the resignation of Mr. Parry as a member of the Company’s Board of Directors and the leave from his duties as an officer of the Company, and the appointment of Mr. Koeppe as the Company’s interim chief executive officer.

The Company anticipates mailing such proxy supplement to its shareholders beginning on or about November 6, 2009 and will file such proxy supplement with the Securities and Exchange Commission (the “SEC”) on or before that date, following which it will be available free of charge on the SEC’s website at www.sec.gov.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Resignation and Indemnification Agreement by and between the Company and Robert J. Parry dated as of October 31, 2009

10.2	Independent Contractor Agreement by and between the Company and Paul F. Koeppe dated as of November 2, 2009

10.3	Director Nonstatutory Stock Option Agreement by and between the Company and Paul F. Koeppe dated as of November 2, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2009	ZBB ENERGY CORPORATION

By: /s/ Scott W. Scampini
Scott W. Scampini
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation and Indemnification Agreement by and between the Company and Robert J. Parry dated as of October 31, 2009

10.2	Independent Contractor Agreement by and between the Company and Paul F. Koeppe dated as of November 2, 2009

10.3	Director Nonstatutory Stock Option Agreement by and between the Company and Paul F. Koeppe dated as of November 2, 2009